Exhibit 5.1

May 19, 2025

SharpLink Gaming, Inc.

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

Ladies and Gentlemen:

We have acted as counsel for SharpLink Gaming, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of this registration statement on Form S-1 (the “Registration Statement”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus contained therein (the “Prospectus”). We are rendering this opinion in connection with the filing by the Company of the Registration Statement relating to the offer and sale by the Company (the “Offering”) of (i) common stock (the “Common Stock”), par value $0.0001 per share (the “Shares”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”, together with the Shares and Pre-Funded Warrants, the “Securities”). The proposed maximum offering price of the Securities pursuant to the Registration Statement is $4,500,000.

In connection with this opinion, we have examined the (i) the Company’s Amended and Restated Certificate of Incorporation as currently in effect, (ii) the Company’s Bylaws as currently in effect, (iii) the Registration Statement and the Prospectus, (iv) the form of securities purchase agreement to be entered into by and among the Company and the purchasers identified on the signature pages thereto, substantially in the form filed as Exhibit 10.57 to the Registration Statement (the “Securities Purchase Agreement”), (v) the form of pre-funded common stock purchase warrant to be entered into by and among the Company and the purchasers identified on the signature pages thereto, substantially in the form filed as Exhibit 4.6 to the Registration Statement (the “Pre-Funded Common Stock Purchase Warrant”), and (vi) such corporate records, agreements, documents, and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.	The Shares, when duly issued and delivered pursuant to the terms of the Securities Purchase Agreement, will be validly issued, fully paid, and non-assessable.

2.	The Pre-Funded Warrants, when issued and delivered pursuant to the terms of the Securities Purchase Agreement and the Pre-Funded Common Stock Purchase Warrant, will constitute valid and binding obligations of the Company.

3.	The Pre-Funded Warrant Shares, when issued upon exercise of the Pre-Funded Warrants pursuant to the terms of the Securities Purchase Agreement and Pre-Funded Common Stock Purchase Warrant, will be validly issued, fully paid, and non-assessable.

SharpLink Gaming, Inc.

May 19, 2025

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters related to the Company, the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Registration Statement, or the Prospectus.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP